UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRCR Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

7359
(Primary Standard Industrial Classification Code Number)

47-2847446
(I.R.S. Employer Identification Number)

1771 Post Rd East #178, Westport CT 06880, Telephone 203.456.8088
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean Conrad, CEO, 1771 Post Rd East #178, Westport CT 06880
Telephone 203.456.8088
(Name, address, including zip code, and telephone number, including area code, of agent of service)

EXPLANATORY NOTE
DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-208814) filed by GRCR Partners, Inc., (the “Registrant”) with the Securities and Exchange Commission on December 31, 2015, as amended on February 8, 2016 and March 15, 2016, and which was declared effective by the Commission on April 8, 2016 (the “Registration Statement”). The Registration Statement registered for sale up to 2,500,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), for sale by the Registrant. The Registrant sold an aggregate of 369,000 shares of Common Stock under the Registration Statement.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 2,131,000 shares of Common Stock that were registered but unsold under the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairfield, Connecticut on October 14, 2016.

GRCR Partners Inc.

/s/ Sean Conrad
By: Sean Conrad, President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sean Conrad	President, CEO, Principal Executive Officer, Treasurer, Chairman,	October 14, 2016
Sean Conrad	Principal Financial Officer and Principal Accounting Officer